PURCHASE AGREEMENT ("Agreement")
               Property: 1020 N. Westmoreland Road
                           Dallas, TX

This AGREEMENT, entered into effective as of the 23rd of December
2003. The effective date of this Agreement ("Effective Date") shall be the date Buyer receives a fully executed original counterpart of this Agreement.

I. Parties. Seller is AEI Real Estate Fund XVI Limited Partnership and AEI Real Estate Fund XVII Limited Partnership (collectively "Seller"). Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property"), commonly known as 1020 N. Westmoreland Road, Dallas, Texas. Buyer is Alan Rusbforth ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

 a.   The   term  "Property"  shall  be  deemed  to  include  the
       following:

    1.LAND:  All  that certain tract or parcel of land  described in Exhibit A (the "Land") attached hereto and made a part of this Agreement;
    ii. APPURTENANCES: All easements, rights of way, licenses, privileges, hereditaments and appurtenances, if any, belonging to or inuring to the benefit of the Land, and all right, title and interest in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining the Land (collectively, the "Appurtenances");
    iii. IMPROVEMENTS: The buildings and other improvements located on the Land, including all fixtures, electrical, heating, ventilating, air conditioning, plumbing, security, fire suppression and other mechanical systems free of liens (the "Improvements");
    iv.     LEASES:  Seller's interest in any leases  of  all  or
       any portion of the Property ("Leases", or individually, "Lease"), all guaranties applicable to the Leases, and all security deposits, advance rentals and like payments, if any, held by Seller in connection with the Leases;
    v.PERSONAL  PROPERTY:  All tangible personal  property  owned by Seller and used in connection with the ownership, operation, maintenance, use or occupancy of the Property (the "Personal Property"), including, without limitation all furniture, furnishings, machinery, equipment, materials and supplies owned by Seller and located at or appurtenant to the Property; and
    vi. Intangibles: All intangible personal property owned by Seller and used in connection with the ownership, operation, maintenance, use or occupancy of the Property (the "Intangibles"), including but not limited to all licenses, authorizations, approvals, permits and certificates of occupancy issued by any governmental authority and relating to the ownership; use, operation or occupancy of the Property (the "Permits"), and all currently effective warranties and guaranties given by any contractor, supplier or manufacturer of any Personal Property or Improvements, or of any work performed on any Personal Property or Improvements (The "Warranties").

       EXCLUDED fixtures and items are limited to the following items: NONE

2. PROPERTY. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to the provisions of Buyer review of title as set forth below in paragraph 8,
                             (PAGE)


including that certain Net Lease Agreement between Seller and Jiffy Lube International of Maryland, Inc.

3.PURCHASE  PRICE. The purchase price for this Property  is  Four
  Hundred Ninety Thousand and 00/100 dollars ($490,000) cash plus Fifty and 00/100 dollars ($50) independent consideration, based on the following terms:

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

    (a) When this agreement is executed, Buyer will pay Twenty Thousand and 00/100 dollars ($20,000) in cash or good funds (the "First Payment") to Chicago Title Insurance Company, 270 N. 1604 East, Suite 100, San Antonio, TX 78232,
    Attention: Mary Furgason ("Escrowee"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement. After the expiration of the Review Period as defined in paragraph 6 below, the First Payment held for the account of Seller shall become non-refundable unless Seller shall default hereunder or this agreement is properly cancelled by Buyer pursuant to the terms hereof. All interest accruing on deposits made by Buyer shall belong to Buyer.

    (b) Buyer will pay the balance of purchase price for the Property, $470,000 in cash or good funds (the "Second
    Payment"), at closing to the Escrowee who shall close the transaction according to the terms hereof.

    (c) When this Agreement is executed, Buyer will also pay $50 in cash in good funds directly to Seller ("Option Consideration"), which shall be in consideration for Seller's execution of this Agreement, but will be credited against the purchase price when and if escrow closes and the sale is completed. The Option Consideration shall be considered non-refundable if this Agreement is terminated for any reason.

5.    CLOSING  DATE.  Escrow shall close on or before  the  tenth
(10th) day after the Inspection and Feasibility Study Period (as hereinafter defined) (as extended, if applicable) is completed. Closing shall be at Buyer's title insurer or at some other mutually agreeable location.

6. DUE DILIGENCE. Buyer, including but not limited to Buyer's agents, employees, contractors and consultants, will have until the expiration of the 30th day after the Effective Date of this Agreement (the "Inspection and Feasibility Study Period"), to conduct all of its inspections and due diligence and satisfy itself regarding title to the Property, and to inspect the Property at Buyer's sole expense. Buyer shall take all steps necessary to minimize any disruption to Seller's tenant. Buyer agrees he will utilize reasonable efforts to keep and maintain all sensitive or confidential information from disclosure to third parties (except to the extent such disclosure is required by Buyer's lender, title insurer or similar entity or otherwise required to assist Buyer in completing the purchase of the subject property). Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Buyer expressly acknowledges that the sale of the Property as provided for herein is made on an "AS IS" basis, and such provision shall survive closing.



                             (PAGE)

    b. Review of Books and Records: Within five (5) days after the Effective Date, Seller shall deliver copies of the following documents to Buyer, to the extent the same are in Seller's possession or control:

            i. All Leases all service contracts; all equipment leases; all plans and specification for the Improvements; all architectural and engineering reports; all environmental studies; all insurance policies; all real estate tax bills and assessments for the past five (5) years; all permits; all warranties and all operating statements relating to the Property.

In addition (and without limiting the foregoing), Seller shall provide Buyer with copies of any ancillary agreements or correspondence relating to tenant fights, (i.e., right of first refusal), including information relating to delinquent rent, outstanding "free rent" periods, outstanding tenant improvement allowances due to tenant, additional rent and other charges and interest accrued on security deposits, guaranty of existing tenant's leasehold interest at the Property, any documentation supporting the current tenant's financial position (i.e., tenant's financial statements), any documentation relating to tenant's intentions with respect to renewal or termination (whether early or otherwise) of the Lease, any available survey information, and any warranties or guarantees for building system components (e.g., HVAC, etc.)

Buyer may cancel this Agreement for ANY REASON in its sole, subjective, and absolute discretion by delivering a cancellation notice (the "Cancellation Notice") by U.S. certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of the Inspection and Feasibility Study Period. If delivery is by mail, the date on which Buyer deposits the Cancellation Notice in the U.S. Mail shall, for purposes of this section 6, be deemed to be the date of delivery to Seller, notwithstanding the date on which it is actually received by Seller. If Buyer exercises its right to cancel via the Cancellation Notice, this Agreement shall become null and void and neither Seller nor Buyer shall have any further liability or obligation to the other, except for the obligation to pay any amounts in escrow to Buyer. If this Agreement is not canceled as set forth herein, the First Payment shall be non-refundable unless Seller shall default hereunder or this Agreement is properly cancelled by Buyer pursuant to the terms hereof.

    If Buyer cancels this Agreement as permitted under this Section or Section 16, except for any liabilities under sections 15(a)iii) and 16(b) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be promptly returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

    Unless Seller shall be in default of any obligation hereunder, or this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to have canceled this Agreement and relinquished all rights in and to the Property. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Buyer and the First Payment shall be deposited by Buyer with Escrowee. A copy of this Agreement will be delivered to the escrow holder and will serve as

                             (PAGE)

escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties. The parties agree to sign these additional instructions of the Escrowee, if any. If there is any conflict between these other instructions and this Agreement, this Agreement will control. Seller shall notify Escrowee upon Seller's acceptance of this Agreement.

8. TITLE. Closing will be conditioned on the commitment of Escrowee to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own marketable and insurable (at regular rates) fee simple title to the Property subject only to: the exceptions reflected in the title commitment reasonably acceptable to Buyer (the "Permitted Exceptions"), current real property taxes and assessments. Seller shall have a Title Commitment issued and tendered to Buyer within twenty (20) days of the date this Purchase Agreement is delivered to Escrowee. No adverse matter that is added to the Title Commitment or the survey after its original issuance shall be a Permitted Exception.

    Buyer   shall  be  allowed  until  the  expiration   of   the
Inspection and Feasibility Study Period for examination and the making of any objections to the survey and to any exception contained in the Title Commitment, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure Buyer's objections, or in the alternative to obtain a commitment for insurable title at regular rates insuring over Buyer's objections. If Within such 30-day period Seller fails to cure Buyer's objections, or is unable to obtain insurable title (with title insurance issued at regular rates) to Buyer's reasonable satisfaction, Buyer may elect to cancel this Agreement and (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.

    if Buyer shall make no written objection to Seller within the Review Period setting forth Buyer's objections to the status of title, Buyer shall have been deemed to have waived any such objections.

9. CLOSING COSTS. Seller will pay the deed stamp taxes, if any, and one-half of escrow fees attributable to the closing services for this transaction, and any brokerage commissions payable to Trammell Crow Services, Inc. only. Seller shall pay for the cost of issuing the title commitment and the cost of the title insurance premium for an Owner's policy. Buyer will pay one-half of the escrow fees, the costs of a new survey or an update to the Survey in Seller's possession (if an update is required by Buyer). All other closing costs shall be paid by Seller and Buyer in the manner in which such costs are customarily paid by such parties in transactions involving real property in Dallas County, Texas. Each party will pay its own attorneys' fees and costs to document and close this transaction.

10. REAL ESTATE TAXES. SPECIAL ASSESSMENTS AND PRORATIONS. Seller represents that to the best of its knowledge, all real estate taxes and assessments due and payable in all years prior to the year of Closing have been paid in full. All real estate taxes and special assessments due and payable in the years following the year in which closing occurs shall otherwise be the responsibility of Buyer. The parties acknowledge and agree that the tenant of the property is responsible for payment of taxes and special assessments and thus no actual proration of funds at closing shall occur.

                             (PAGE)

11. SELLER'S REPRESENTATION AND AGREEMENTS.

    Seller represents and warrants as of this date that:

    (i)    It   is  not  aware  of  any  pending  litigation   or
    condemnation proceedings against the Property or Seller's interest in the Property that have not been disclosed to Buyer.

    (ii) The Property is subject to a NetLease Agreement as follows:

          (a) Net Lease Agreement entered into July 23, 1987 ("Lease"), as assigned, by and between Seller and Jiffy Lube International of Maryland, Inc., a true and accurate copy of which is attached hereto as Exhibit B. Seller warrants that, following the Effective Date until termination hereof, it shall not, without Buyer's written consent, enter into any modification, amendment, renewal, termination or other change of the terms of the Lease without Buyer's written consent.

    (iii) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

12. DISCLOSURES.

    (a)   Seller  has  been  an absentee landlord.  Consequently,
    Seller   has  little,  if  any,  knowledge  of  the  physical
    characteristics of the Property.

     Accordingly, except as otherwise specifically stated in the Agreement, Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning `(i) the nature and condition of the Property, including, without limitation, the water, soil, and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; (ii) except for the warranty of title contained in the Deed to be delivered by Seller at the closing, the nature and extent of any right of way, lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, and (iii) the compliance of the Property or its operation with any laws, ordinances, or regulations of any government or other body.

    (b) Buyer acknowledges and agrees that Buyer is not relying upon any representation or warranties made by Seller or Seller's Agent except those provided herein.

    (c) Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer expressly acknowledges that, in consideration of the agreements of the Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, tenantability, suitability for commercial purposes, merchantability, profitability, or fitness for a particular purpose, in respect of the Property.


                             (PAGE)

      (d) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATION TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY. WITHOUT LIMITIIIG THE GENERALITY OF THE FOREGOING, BUYER ALSO AGREES THAT SELLER WILL HAVE NO LIABILITY OF ANY TYPE, DIRECT OR INDIRECT, TO BUYER OR BUYER'S SUCCESSORS, ASSIGNS, LENDERS OR AFFILIATES IN CONNECTION WITH: ANY HAZARDOUS, TOXIC, DANGEROUS, FLAMMABLE, EXPLOSIVE OR CHEMICAL SUBSTANCES OF ANY TYPE (WHETHER OR NOT DEFINED AS SUCH UNDER ANY APPLICABLE LAWS) ON OR IN CONNECTION WITH THE PROPERTY EITHER BEFORE OR AFTER THECLOSLNG DATE.

    (e) Notwithstanding the foregoing, Seller represents and warrants that Seller has no actual knowledge, without investigation, except as noted in this Agreement that: (1) The Property has been contaminated by any substance in any manner which requires remediation; (2) The Property contains wetlands, flood plains, or any other environmentally sensitive areas, development of which is limited or precluded by law; (3) The Property contains asbestos, polychlorinated biphenyls, lead-based paint or any other substance, the removal or disposal of which is subject to any law or regulation; (4) Any law has been violated in the handling or disposing of any material or waste or the discharge of any material into the soil, air, surface water, or ground water; and (5) Seller shall deliver to Buyer contemporaneously herewith information in Seller's files constituting its knowledge respecting the possible presence of underground storage tanks on the Property. Seller has received no notice from any governmental authority of a violation of Federal, state or local law, regulation or ordinance affecting any portion of the Premises. To the best of Seller's knowledge without inquiry, no permits, approvals and licenses are necessary for the Seller's ownership of the Premises and, to the best of Seller's knowledge without inquiry, Tenant has obtained all such permits, approvals and licenses for the use and operation of the Premises. In addition, no notice by or from any government or public authority has been served upon Seller or anyone on Seller's behalf, including notices relating to violations of zoning, housing, building, safety or fire ordinances which remain uncorrected, and that Seller knows of no condition that would constitute violation of any such ordinances which, to the best of Seller's knowledge, remains uncorrected, unless otherwise specified here: NONE

    The provisions (a) through (e) shall survive closing. -

13. CLOSING

    (a)    Before  the  closing  date  ("Closing"),  Seller  will
    deposit into escrow an executed special warranty deed subject to the Permitted Exceptions conveying good and indefeasible title of the Property to Buyer. At Closing, Seller shall deliver to Buyer and the Title Company a standard Seller's Affidavit regarding liens and judgments. Buyer will be given five (5) business days, prior to closing, to review and approve all closing documents.

    (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to

                             (PAGE)

    this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

    (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or `wire transfer less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

    (d) At Closing, Seller shall deliver or cause to be delivered to Buyer the following:
          An Assignment and Assumption of Lease substantially in the form attached to this
         Agreement as Exhibit C (the "Assignment of Leases"); - An estoppel certificate from the tenant under the
          Lease, dated not more than thirty (30) days prior to Closing, substantially in the form attached to this
          Agreement as Exhibit D (the "Tenant Estoppel Certificates"). If for reasons beyond Seller's control Tenant shall not execute the Estoppel attached hereto, Buyer may terminate this agreement and receive the return of its First Payment and this Agreement shall be terminated without farther liability between the parties.
         A letter to the tenant in form prepared by Buyer, advising it of the sale of the Property and advising the tenant to recognize Buyer as the landlord under the Lease.

    (e) Adjustments
       SUMS PRORATED. Except to the extent that any of the following items are the responsibility of the tenant under the Lease, the following items shall be prorated as of 12:01 a.m. prevailing Central Time on the Closing date, on the basis of a 365-day year, with Seller deemed the owner of the Property on the entire Closing date:
               i.Rent,  additional tent, escalations,  and  other
                 amounts paid by the tenant under the Lease; water, sewer and utility charges; charges under any operating contracts assumed by Buyer; and any other expenses relating to the Property which are customarily adjusted at settlement.

               ii.     RENTS. Without limiting the generality  of
                 the preceding section, credit shall be given to Buyer at Closing for (a) fixed rents paid by the tenant for the month in which the Closing occurs which are allocable to the period from and after Closing; (b) amounts paid by the tenant, if any, for operating expenses and all other items of additional rent and other payments for the year or period in which Closing occurs which are allocable to the period from and after Closing; and (c) fixed rent, operating expenses and all other items of additional rent and other payments which have been prepaid by the tenant for any period after Closing.

       (f) As provided in section 6 of this Agreement, at Closing, Seller shall deliver a statement setting forth, among other things, delinquent rent, additional rent and other charges under the Lease (collectively, "Delinquent Rent"). There shall be no

                             (PAGE)

       apportionment of the Delinquent Rent at Closing. All payment received from the tenant after Closing shall be applied first to the amounts owing for the months subsequent to the month in which Closing occurs, next to amounts owing for the month in which Closing occurs, and last to amounts owing for periods prior to the dale of Closing. Credit shall be given to Buyer at Closing for all tenant security deposits (including any interest required to be paid to tenant pursuant to the terms of the Lease or by law).

       (g) METER READINGS. Unless the tenant has direct and sole responsibility for all utilities, arrangements shall be made for the reading of meters for all utilities on or about the Closing date. If such meter readings take place on a date other than the Closing-date, a pro rata adjustment will be made when the bills are received, such adjustment to be made on a day-to-day basis, with Seller being responsible for any time periods prior to the Closing date and with Buyer being responsible for any time periods on and after the Closing date.

  14.    Period Prior to Closing:
       (a)   Between the date of this Agreement and the  Closing,
       Seller agrees to:
        1.AFFIRMATIVE COVENANTS.
          a.Maintain  the  Property,  and any  personal  property
             specified herein, in its present condition, normal wear and tear excepted and make all necessaiy repairs and replacements, and deliver the Property on the closing date in the same condition they are on the date of this Agreement; maintain the existing insurance policies in full force and effect; continue to manage and operate the Property in the same manner in which they are presently managed and operated; deliver to Buyer, promptly after receipt by Seller, copies of all notices of violation issued by any board, bureau, commission, department or body of any municipal, county, state or Federal government entity with respect to the Property received by Seller after the date of this Agreement; advise Buyer promptly of any litigation, arbitration or other judicial or administrative proceeding which concerns or affects the Property; comply with the requirements of all Leases;

           b.In   the   event  Seller  becomes  aware  that   any
             representation or warranty made by Seller in this Agreement will not be true and correct on the Closing date, as if made at and as of the Closing date, give prompt written notice thereof to Buyer, which notice shall include all information related thereto that is in Seller's possession or control.

           C. NEGATIVE COVENANTS. Between the date of this Agreement and the Closing Date, Seller agrees that, without Buyer's prior written consent, Seller will not grant, create, assume or permit to be created any mortgage, lien, encumbrance, lease, easement, covenant, condition, right-of-way or restriction upon the Property or take or permit any action adversely affecting the title to the Property as it exists on the date of this Agreement; nor cancel, modify, extend or amend any Lease, Service Contract or equipment lease, or enter into any (a) new lease of any portion of the Property,(b) service contract (including, without limitation, any management, listing, service, equipment, supply, maintenance or concession agreement), or (c) equipment lease; remove any Personal Property

                             (PAGE)

              from the Property except in the ordinary course of business and provided such personal property is replaced with items of the same or better quality, which replacement items shall then constitute and be included as part of the Personal Property, nor make any alterations to the Property.

  15. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims to the Property and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer as Seller's sole remedy.

If Seller shall default, Buyer may, at its option, either terminate this Agreement and receive a full and immediate refund of all amounts paid as deposits, or seek to enforce specific performance of this Agreement. Provided, however, that in no event shall Seller be liable for any consequential, punitive or speculative damages arising out of any default by Seller hereunder.

 16. BUYER'S REPRESENTATIONS AND WARRANTIES.

      a. Buyer represents and warrants to Seller as follows:

      (i)Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(ii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with
      (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

      (iii) Buyer and Seller agree to indemnify and hold each other harmless from any and all claims of any persons or entities claiming a brokerage or other fee arising out of representation of the other party.

  17. PROPERTY INSPECTION AND ENVIRONMENTAL.

      (a) Seller shall provide Buyer access to the Property from time to time for the purpose of conducting inspections thereof including mechanical, structural, electrical and other physical inspections. Buyer has until the end of the Inspection and Feasibility Study Period to complete such physical inspections.

      (b) Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, claims, causes of action, liabilities, and costs to the extent caused by the actions of Buyer, its agents, employees, contractors, or invitees, during any such entry upon the Property. The foregoing duty of indemnification shall include the duty to pay all reasonable attorney's fees incurred by the Seller in responding to or defending any such claims or proceedings, and shall survive closing.



                             (PAGE)

       (c) Buyer shall pay for any Phase I or Phase II Environmental studies it wants to be performed on the Property. If Buyer desires a Phase I or Phase II Environmental, Buyer shall obtain and review the same within the Inspection and Feasibility Study Period. If Buyer terminates this Agreement prior to the expiration of the Inspection and Feasibility Study Period, Buyer will provide Seller with copies of all reports and test results Buyer had performed on the Property.

18. DAMAGES. DESTRUCTION AND EMINENT DOMAIN.

    (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost ef repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10J days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (II) any period provided for above in this Subparagraph 17a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property. In the event that Buyer opts to receive such insurance proceeds, Seller agrees it will cooperate with and take all reasonable steps to assist Buyer and ensure the timely collection of said proceeds by Buyer.

    If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds in relation to the Property. Seller agrees it will cooperate with and take all reasonable steps to assist Buyer and ensure the timely collection of said proceeds by Buyer.

    (b) If, prior to closing, the Property, or any part thereof, is taken or notice of a taking is received from any condemning authority (other than as disclosed in writing to Buyer prior to the date of this Agreement) by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding in relation to the Property. Seller agrees it will cooperate with and take all reasonable steps to assist Buyer and ensure the timely collection of said condemnation proceeds by Buyer

    In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 17(a) or 17(b), the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).



                             (PAGE)

19. SELLER'S AND BUYER'S BROKERS. Michael Wheat of Tranimell Crow Services, Inc. is the broker representing the Seller (and the Seller only) in this transaction. Seller will pay Trammell Crow Services, Inc. a six percent (6%) commission (and only shall be paid commission if this transaction as contemplated shall close). Seller will not be responsible for any commission payable to Buyer's broker, if any. The Buyer and Seller both represent and warrant that no other brokers have been involved on behalf of the warranting party and both parties agree to indemnify the other and hold harmless from any claim through or on behalf of such other party.

20. CANCELLATION. If either party elects to cancel this Contract because of any breach by the other party, the party electing to cancel shall deliver to the defaulting party and the escrow agent a notice (via certified U.S. Mail, return receipt requested or via overnight delivery service [such as Federal Express] that provides for tracking and a receipt reflecting date of delivery) stating that this Contract shall be canceled unless the breach is cured within five (5) days following the delivery of the notice to the defaulting party. If the breach is not cured within the five (5) days following the delivery of the notice to the defaulting party, this Contract shall be canceled.

21. Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

22.  MISCELLANEOUS.

    (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) Funds to be deposited or paid by Buyer will be aood and clear funds in the form of cash, cashier's checks or wire transfers.

    (c) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery and confirmation of receipt to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
           AEI Fund Management, Inc.
          1300 Wells Fargo Place

                             (PAGE)

          30 Seventh Street East
          St.Paul,MN 55101-4901

     If to Buyer:

          Alan Rusbforth
          P0 Box 926
          Bryn Mawr, PA 19010

    (d) Buyer may assign this Agreement at any time without the consent or prior approval of Seller, and following any such assignment, Seller agrees to close this transaction with the assignee of Buyer. The original Buyer named herein shall remain liable for any indemnity obligations hereunder.

    (e) In the event Buyer wishes to enter into a tax deferred exchange relating to the Property pursuant to Section 1031 of the Internal Revenue Code, Seller agrees to cooperate with Buyer in connection with such exchange, including the execution of such documents as may be reasonably necessary to conduct the exchange, provided that there shall be no delay in the agreed-to settlement date, and that any additional costs associated with the exchange are paid solely by Buyer. Seller shall not be required to execute any note, contract, deed or other document providing any liability which would survive the exchange. Buyer shall indemnify and hold harmless Seller against any liability which arises or is claimed to have arisen from any aspect of the exchange transaction -

When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the Option Consideration, and delivering a copy of this Agreement signed by Buyer and the $20,000.00 First Payment to Escrowee; Escrowee shall sign below acknowledging receipt of this Agreement signed by Buyer and the First Payment, which will be deposited in to escrow by Escrowee. Seller has five (5) business days after receipt of the executed offer, Option Consideration, and acknowledgment of receipt of the First Payment by Escrowee within which to accept this offer by fully executing this contract and giving both Buyer and Escrowee written notice thereof; if not accepted by Seller, Escrowee shall immediately return the First Payment to Buyer and shall not require any releases by the Seller. The Effective Date of this Agreement shall be the date Buyer receives a fully executed original counterpart of this Agreement. -




             THIS SECTION INTENTIONALLY LEFT BLANK







                             (PAGE)


IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written, and Broker has executed this agreement confirming the amount and manner of commission payable to it.

BUYER:
     /s/ Alan Rushforth
         Alan Rushforth

SELLER:

     AEI Real Estate Fund XVI Limited Partnership, a Minnesota limited partnership.

      By AEI Fund Management XVI, its corporate general partner

      By: /s/ Patrick Keene
              Patrick Keene, Chief Financial Officer


      AEI Real Estate Fund XVII Limited Partnership, a Minnesota limited partnership.

     By AEI Fund Management XVlI, Inc., its corporate general partner

     By: /s/ Patrick Keene
             Patrick Keene, Chief Financial Officer




                              (PAGE)




          ESCROWEE:

               The  Title Company hereby acknowledges receipt  of
          a copy of thus, Agreement,executed by the Buyer, and the First Payment referred to in the Agreement on 12/23/03 2003, and agrees to accept hold, deliver and disburse the First Payment and Second payment together wit all interest accrued thereon mid received by the Title Company, strictly in accordance with the terms and provisions of this Agreement. In performing any of its duties hereunder, the Title Company shall not Incur any liability to anyone for any damages, losses or expenses, except for negligence, willful default or breach of trust, and It shall accordingly not incur any liability with respect (I) to any action taken or omitted In good faith upon advice of its counsel, or
          (ii) to my action taken or omitted in reliance upon any instrument, including any written notice or lnstruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. which-the Title Company a good faith believe to be In., to have bean signed or presented by-a proper person or persons and to conform with the provisions of this Agreement Seller and Buyer hereby agree to indemnify and hold harmless the Title Company against any and all losses, claims, damages, liabilities and expenses, Imposed upon the Title Company or Incurred by the Title Company in connection with its acceptance or the performance of Its duties hereunder, including any litigation arising from this Agreement or Involving the subject matter of unless such losses, claims, damages, liabilities and expenses arise out of Title Company's negligence, willful default or breach of trust In the event of a dispute between Seller and Buyer sufficient in the discretion of the. The Company to justify Its doing so, the
          Title Company shall be entitled to tender into the registry of the District Court of Dallas County, Texas, all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Seller and Buyer shall bear all costs and expanses of such legal proceedings.



          Chicago Title Insurance Company


           By: /s/ Linda Scholt
           Its:Escrow Assistant





                             (PAGE)


                           Exhibit "A"

             1020 N. Westmoreland Avenue, Dallas, TX

Being Lot 4 in Block A/6172 of Kessler Hills Shopping Center
Phase II, an Addition to the City of Dallas, Texas, according to the Plat thereof recorded in Volume 86072, Page 2597, Map
Records, Dallas County, Texas.







                             (PAGE)

                           Exhibit "B"

             1020 N. Westmoreland Avenue, Dallas, TX

   True and Correct Copy of Land and Building Lease Agreement
      Between Seller's Predecessor-in Interest & Jiffy Lube
       International of Maryland, Inc. Dated July 23, 1987